Tiffany & Co.
Subsidiaries
(Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Rule 1-02(W) of Reg. S-X))

Exhibit 21.1

Page 1 of 2



TIFFANY & CO. Delaware
TIFFANY AND COMPANY New York
TIFFANY & CO. LUXEMBOURG S.A.R.L. Luxembourg Tiffany (NY) 50% Tiffany Int'l (DE) 50%
TIFFANY & CO. INTERNATIONAL Delaware
LAURELTON DIAMONDS, INC. (Formerly FHH Diamonds, Inc.) Delaware
EAST POND HOLDINGS, INC. Delaware
LCT INSURANCE COMPANY New York
T. RISK HOLDINGS INC. New Jersey
SEE NEXT PAGE
TRM INVESTMENTS L.L.C. New Jersey LCT 99% - TIFFCO 1%
Domestic Subsidiaries
TIFFANY ATLANTIC CITY, INC. New Jersey
TIFFANY (NJ) LLC Delaware
TCORD HOLDING COMPANY LLC Delaware
TIFFANY DISTRIBUTION COMPANY LLC Delaware
TIFFANY AND COMPANY U.S. SALES, LLC Delaware
LAURELTON SOURCING, LLC Delaware
Domestic Subsidiaries
TIFFANY & CO. JAPAN INC. Delaware
TIFFANY & CO. TAIWAN HOLDING LLC Delaware
TIFFANY THAILAND HOLDINGS I LLC Delaware
TIFFANY THAILAND HOLDINGS II LLC Delaware
International Subsidiary
LAURELTON JEWELRY, S.R.L. (Formerly TCORD, S.R.L.) Dominican Republic Tiffany (NY) 99.90% TCORD (DE) 0.10%
LAURELTON DIAMONDS HOLDINGS LLC Delaware
LAURELTON DIAMONDS BELGIUM BVBA Belgium
DPFH CO. LTD. British Virgin Islands
TIFFCO INVESTMENT VEHICLE, INC. British Virgin Islands
LAURELTON DIAMONDS VIETNAM LLC (Formerly Hai Duong D.C.V.T. Limited Company) Vietnam
LAURELTON DIAMONDS (MAURITIUS) LIMITED Mauritius
LAURELTON DIAMONDS (CAMBODIA) CO., LTD. Cambodia
NHC, LLC Delaware TIFFCO 51% LAURELTON (DE) 49%
BWHC, LLC Delaware TIFFCO 75% LAURELTON (DE) 25%
LAURELTON-REIGN DIAMONDS (PTY) LTD. Namibia
LAURELTON DIAMONDS SOUTH AFRICA (PROPRIETARY) LIMITED (Formerly Rand Precision Cut Diamonds (Proprietary) Ltd.) South Africa
LAURELTON DIAMONDS (BOTSWANA) (PROPRIETARY) LIMITED (Formerly Rand Diamonds (Botswana) (Proprietary) Ltd.) Botswana BWHC 80%
International Subsidiaries
TIFFANY-BRASIL LTDA. Brazil Tiffany Int'l (DE) 99.83% Tiffany (NY) 0.17%
TIFFANY IMPORTAÇÃO E COMÉRCIO DE JÓIAS LTDA. Brazil Tiffany-Brasil 99.99% Tiffany Int'l (DE) 0.01%
TIFFANY & CO. TAIWAN LIMITED Taiwan
LAURELTON JEWELRY (THAILAND) COMPANY LIMITED (1) Thailand
TIFFANY & CO. JEWELERS (THAILAND) COMPANY LIMITED (2) Thailand
TIF SWISS HOLDINGS GMBH Switzerland-Canton Ticino
TIF WATCH HOLDINGS SAGL Switzerland-Canton Ticino
TIFFANY SWITZERLAND WATCH COMPANY SAGL (Formerly Tiffany & Co. Watch Center AG) Switzerland-Canton Ticino
TIFFANY & CO. SWISS WATCHES SAGL Switzerland-Canton Ticino

Company	Share Ownership
(1) Laurelton Jewelry (Thailand) Company Limited	2,322,604 Shares: Tiffany & Co. International 23,698 Shares: Tiffany Thailand Holdings I LLC 23,698 Shares: Tiffany Thailand Holdings II LLC
(2) Tiffany & Co. Jewelers (Thailand) Company Limited	637,002 Shares: Tiffany & Co. International 6,499 Shares: Tiffany Thailand Holdings I LLC 6,499 Shares: Tiffany Thailand Holdings II LLC
(3) Tiffany & Co. Belgium SPRL	40,099 Shares: Tiffany & Co. (UK) Holdings Limited 1 Share: Tiffany & Co. International
(4) Tiffany & Co. (GB)	15,893,999 Shares: Tiffany & Co. (UK) Holdings Limited 1 Share: Tiffany & Co. Holding II LLC

TIFFANY & CO. Delaware TIFFANY AND COMPANY New York TIFFANY & CO. INTERNATIONAL Delaware Tiffany & Co. Subsidiaries (Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Rule 1-02(W) of Reg. S-X)) Exhibit 21.1 Page 2 of 2 TIFFANY & CO. LUXEMBOURG S.A.R.L. Luxembourg Tiffany (NY) 50% Tiffany Int’l (DE) 50% TCO NETHERLANDS I C.V. Netherlands GP – LLC I (DE) 0.00000034% LP – Luxembourg 99.90% TIFFANY & CO. (NL) II C.V. Netherlands GP – LLC I (DE) 0.00000038% LP – CV I 99.99% TIFFANY & CO. HOLDING II LLC Delaware CV I 100% TIFFANY & CO. (BVI) LTD. British Virgin Islands TIFFANY & CO. OVERSEAS FINANCE B.V. Netherlands TIFFANY & CO. (CANADA) LP Canada GP – CV I 0.10% LP – CV II 99.90% TIFFANY & CO. CANADA Canada TIFFANY & CO. HONG KONG HOLDING LLC Delaware TIFFANY & CO. ASIA PACIFIC LIMITED (Formerly Sindat Limited) Hong Kong TIFFANY & CO. MEXICO, S.A. de C.V. Mexico TIFFANY & CO. OF NEW YORK LIMITED Hong Kong TIFFANY & CO. KOREA HOLDING LLC Delaware TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED China TIFFANY & CO. PTE. LTD. Singapore TCO MACAU LIMITED Macau TIFFANY KOREA LTD. (Formerly Tiffco Korea Ltd.) Republic of Korea UPTOWN ALLIANCE (M) Sdn. Bhd. Malaysia TIFFANY RUSSIA LLC Russia Overseas Finance 99.98% CV I 0.02% TCO HOLDINGS LIMITED Dubai TIFFANY & CO. (NZ) LIMITED New Zealand TIFFANY & CO. (AUSTRALIA) PTY. LTD. Australia TIFFANY & CO. NETHERLANDS B.V. Netherlands TCO DAMAS ASSOCIATES LLC Dubai TCO Holdings 49% TIFFANY & CO. BELGIUM SPRL (3) Belgium TIFFANY AND COMPANY (CYPRUS) LIMITED Cyprus TIFFANY & CO. (Formerly Societe Francaise Pour Le Developpement De La Porcelaine Dart) France TIFFANY & CO. (GB) (Formerly Tiffany & Co.) (4) United Kingdom TIFFANY & CO. LIMITED (Formerly Tiffany & Co. (GB) Ltd.) United Kingdom TIFFANY & CO. ITALIA S.p.A. (Formerly Tiffany- Faraone S.p.A.) Italy TIFFANY OF NEW YORK (SPAIN) S.L. Spain TIFFANY & CO. ASIA HOLDINGS LLC Delaware TIFFANY & CO. CHILE SPA Chile TIFFANY & CO. (JEWELLERS) LIMITED Ireland TIFFANY & CO. (CR) S.R.O. Czech Republic Overseas Finance 10% UK Holdings 90% TIFFANY & CO. HOLDING I LLC Delaware Luxembourg 100% TIFFANY & CO. (UK) HOLDINGS LIMITED United Kingdom TIFFANY & CO. (SWITZERLAND) JEWELERS S.A.R.L. Switzerland